SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 24, 2009
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                        (Date of earliest event reported)


                      HARRINGTON WEST FINANCIAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-50066                  48-1175170
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


610 Alamo Pintado Road, Solvang, California                       93463
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(Address of principal executive offices)                        (Zip Code)


                                 (805) 688-6644
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)

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Table of Contents
Item 1.01.      Entry into a Material Definitive Agreement.

SIGNATURE
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.

     As previously disclosed in the Annual Report on Form 10-K for the year ended December 31, 2008, filed by Harrington West Financial Group, Inc. (NASDAQ:
HWFG) ("HWFG") as a result of our last examination the Office of Thrift Supervision ("OTS") has required that HWFG, and its subsidiary Los Padres Bank, FSB, each enter into separate supervisory agreements with the OTS. On April 24, 2009, HWFG and Los Padres Bank each entered into a supervisory agreement. In general the agreements require HWFG and Los Padres Bank:

     1. To raise and then maintain Los Padres Bank's risk-based capital level to 11% by June 30, 2009, and 12% by September 30, 2009, and its tangible capital ratio to 6% by June 30, 2009, and 7% by September 30, 2009.

     2. To prepare and submit a capital augmentation plan to achieve the capital levels required by the agreements, including contingency plans should the required capital levels not be reached, with such contingency plan to include, but not be limited to, seeking a merger or acquisition partner.

     3. To submit a business plan that addresses the strategies and business tactics to meet the required capital levels and improve the institution's profitability.

     4. To augment its loan concentration policy to address concentrations as a percentage of unimpaired capital.

     5. To revise its liquidity policy to address long and short term liquidity needs and to maintain adequate liquidity.

     6. To expand and revise its internal asset review policy so it is commensurate with the institution's size, risk, and the complexity of its lending activities, and to engage a third party review of the commercial lending activities and the adequacy of its allowance for loan losses. Los Padres Bank will incorporate the reasonable recommendations into its policy.

     In addition to these requirements of the agreements, Los Padres Bank and HWFG will have the following restrictions until released by the OTS:

     1. HWFG and Los Padres Bank will not declare, make, or pay any dividends or capital distributions without obtaining the prior written non-objection of the OTS.

     2. HWFG will limit its growth in assets in any quarter to the interest credited on deposits.

     3. HWFG will not incur, issue, renew, repurchase, or rollover any debt, increase any current lines of credit, or guarantee the debt of any entity without receiving the prior written non objection of the OTS. HWFG has no short term debt, only long term trust preferred obligations.

     4. HWFG shall not make any golden parachute payment or indemnification payment unless it complies with the requirements of regulation. HWFG will not enter into new compensation arrangements without the prior written non-objection of the OTS. HWFG and Los Padres Bank senior officers currently have no employment agreements.

     5. Los Padres Bank and HWFG must notify the OTS at least 30 days before the employment of any senior executive officer or new member of the Board(s) of Directors.

     6. Los Padres Bank may not issue brokered deposits without the prior written approval of the Federal Deposit Insurance Corporation (FDIC).

     7. Los Padres Bank may purchase only agency backed and securities backed by the full faith and credit of the US government without the prior non-objection of the OTS.

     8. Los Padres Bank shall not enter into third party contracts outside of the normal course of business without the prior written non-objection of the OTS.

     9. Los Padres Bank shall not engage in any  transaction  with affiliates or
subsidiaries   (except   exempt   transactions)   without   the  prior   written
non-objection of the OTS.

     HWFG has been addressing the activities outlined in the agreements with the OTS for several months. HWFG plans to comply with the capital requirements largely through the reduction of securities and loans and their related liabilities, and possible other capital initiatives. HWFG successfully raised over $12.3 million of private equity capital in 2008 and 2009.

     Management is also working to restore HWFG and Los Padres Bank to profitability through its rigorous special asset management and resolution programs so its core banking income will exceed any further reserves and write-downs of loans and securities. HWFG and Los Padres Bank have always expeditiously responded to and complied with any formal or informal agreements with the OTS.

     Copies of each supervisory agreement are attached hereto as exhibits 10.1 and 10.2. The foregoing description of the supervisory agreements is general in nature, and reference is made to the attached agreements for the specific and complete terms of each supervisory agreement.


Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

     10.1 Supervisory Agreement between Harrington West Financial Group, Inc., and the Office of Thrift Supervision dated April 24, 2009.

     10.2 Supervisory Agreement between Los Padres Bank, FSB, and the Office of Thrift Supervision dated April 24, 2009.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          HARRINGTON WEST FINANCIAL GROUP, INC.


                           By: /s/ Craig J. Cerny
                               ------------------
                               Craig J. Cerny
                               Chairman of the Board and Chief Executive Officer


Date: April 28, 2009.